SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 23, 2008

(Date of earliest event report)

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Federal Way, Washington 98063-9777

(Address of principal executive offices)
(zip code)

Registrant’s telephone number, including area code:
(253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01.  Regulation FD Disclosure

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549

ITEM 7.01. REGULATION FD DISCLOSURE

On December 23, 2008, Weyerhaeuser Company issued a press release stating the following:

Weyerhaeuser Announces Expiration of Dutch Auction Tender Offer

FEDERAL WAY, Wash. (Dec. 23, 2008) – Weyerhaeuser Company (NYSE:WY) announced today the final results of its dutch auction tender offer (the “Dutch Auction Tender Offer”).  The terms and conditions of the Dutch Auction Tender Offer are set forth in an Offer to Purchase dated Nov. 24, 2008 and accompanying Letter of Transmittal.

In the Dutch Auction Tender Offer, Weyerhaeuser offered to purchase up to $250 million principal amount of its outstanding 6.75 percent Notes due March 15, 2012 (the “Securities”). The Dutch Auction Tender Offer expired at midnight, New York City time, on Dec. 22, 2008.  On Dec. 22, 2008, $363,941,000 principal amount (of a total outstanding principal amount of $1,683,122,000) of Securities had been validly tendered in connection with the Dutch Auction Tender Offer.

Weyerhaeuser has accepted $250,000,000 principal amount of the Securities.  Because the aggregate amount of Securities tendered exceeds $250,000,000, the Securities will be prorated as provided in the Offer to Purchase with a proration factor of 0.51066 for all holders that tendered at the clearing price.

Holders of Securities subject to the Dutch Auction Tender Offer who validly tendered and did not validly withdraw their Securities at or before 5 p.m., New York City time, on Dec. 8, 2008, will receive $875.00 per $1,000 principal amount of the Securities, which includes the Early Tender Premium of $20 per $1,000 principal amount of Securities. Holders who validly tendered their Securities after Dec. 8, 2008 and at or before midnight, New York City time, on Dec. 22, 2008 will receive $855.00 per $1,000 principal amount of the Securities, which does not include the Early Tender Premium of $20 per $1,000 principal amount of Securities.

In addition to any consideration received, Holders who tendered securities will be paid any accrued and unpaid interest calculated up to but not including the settlement date.  The settlement date for the Dutch Auction Tender Offer is expected to be Dec. 23, 2008.

Banc of America Securities LLC and Citi were the lead dealer managers for the Dutch Auction Tender Offer.  J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. were the co-dealer managers for the Dutch Auction Tender Offer.  Global Bondholder Services Corporation was the Depositary and Information Agent.  This news release is neither an offer to purchase nor a solicitation of an offer to sell the securities.  The Dutch Auction Tender Offer was made only by the Offer to Purchase, and the information in this news release is qualified by reference to the Offer to Purchase.  Persons with questions regarding the Dutch Auction Tender Offer should contact Banc of America Securities LLC toll free at (888) 292-0070 or collect at (704) 388-4603, Attn. Debt Advisory Services or Citi toll free at (800) 558-3745 or collect at (212) 723-6106, Attn. Liability Management Group.  Requests for documents should be directed to Global Bondholder Services Corporation toll free at (866) 804-2200 or collect at (212) 430-3774.

Weyerhaeuser Company, one of the world’s largest forest products companies, was incorporated in 1900.  In 2007, sales were $16.3 billion. It has offices or operations in 13 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser’s businesses, products and practices is available at http://www.weyerhaeuser.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

Date: December 23, 2008	By:	/s/ Jeanne Hillman
	Its:	Vice President and Chief Accounting Officer